Exhibit 24.1

                                Power of Attorney

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, as a Director or Officer of AirGate PCS, Inc. (the "Company"), a Delaware corporation with its general offices in Atlanta, Georgia, does hereby make, constitute and appoint Thomas M. Dougherty, Alan B. Catherall, or Barbara L.
Blackford, or any one of them acting alone, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to register shares of the Company's common stock for issuance pursuant to the AirGate PCS, Inc, 2001 Employee Stock Purchase Plan and the AirGate PCS, Inc. 2001 Non-Executive Stock Option Plan, and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned as caused this Power of Attorney to be executed as of this 26th day of February 2001.


/s/  W.  Chris  Blane
---------------------------
W.  Chris  Blane,  Director  and
V.P.  of  Business  Development



/s/  Thomas  D.  Body,  III                 /s/  Thomas  M.  Dougherty
--------------------------------           ---------------------------
Thomas  D.  Body,  III,  Director  and     Thomas  M.  Dougherty,  Director  and
V.P.  of  Strategic  Development              President  and  CEO



/s/  Gill  Cogan                          /s/  Robert  A.  Ferchat
---------------------------              -------------------------------
Gill  Cogan,  Director                     Robert  A.  Ferchat,  Director



/s/  John  R.  Dillon                    /s/  Barry  Schiffman
-----------------------------             -------------------------------
John  R.  Dillon,  Director               Barry  Schiffman,  Director